                                                                 Exhibit 22(h-9)

                            FORM OF LICENSE AGREEMENT

      This License Agreement (this "Agreement") is entered into as of the ____ day of July, 2004, by and between Bank of Hawaii Corporation, a Delaware ("BOHC"), and PACIFIC CAPITAL FUNDS, a Massachusetts business trust (the "Trust").

      WHEREAS, BOHC is the owner of service mark registration for the service mark "PACIFIC CAPITAL FUNDS" (Federal Registration No. 1908769); and

      WHEREAS, the Trust was organized by Bank of Hawaii, a Hawaii corporation ("BOH"), a banking subsidiary of BOHC (which has at all times since the organization of the Trust acted as investment adviser to the Trust), and the Trust has at all times since it began operation in 1993 done business under a name including the words "PACIFIC CAPITAL FUNDS"; and

      WHEREAS, BOHC has at all times since the organization of the Trust consented to the use of the phrase "PACIFIC CAPITAL FUNDS" (the "Service Mark") in the name of the Trust and/or one or more of the series of shares of beneficial interest of the Trust (collectively "Series"); and

      WHEREAS, the parties wish to enter into a written agreement to confirm the terms of such use by the Trust and the Series;

      NOW, THEREFORE, BOHC and the Trust hereby acknowledge and confirm their prior understanding and agreement as follows:

      1. The Trust hereby acknowledges and agrees that the name "PACIFIC CAPITAL FUNDS" and, by extension, the Service Mark, are valuable proprietary rights of BOHC and that the Trust has no rights to use such name or Service Mark in the name of the Trust or that of any of its Series except as are provided to the Trust by BOHC. The Trust shall not in any manner represent that it has any rights of ownership or use with respect to the name "PACIFIC CAPITAL FUNDS" or the Service Mark except as set forth herein, and acknowledges that all uses of such name and Service Mark by it have inured and shall in the future inure to the benefit of BOHC.

      2. BOHC hereby confirms its grant to the Trust of a non-exclusive, personal, indivisible, nontransferable and royalty-free license to use the Service Mark in the names of the Trust and/or any one or more of its Series. BOHC hereby confirms its consent to the qualification of the Trust to do business under the laws of any state of the United States with the name "PACIFIC CAPITAL FUNDS" in its name or that of any of its Series and agrees to execute such formal consents as may be necessary in connection with such qualifications.

      3. The Trust hereby confirms its understanding and agreement that BOHC reserves and retains the right to grant to any other person, including without limitation any other investment company, the right to use the name "PACIFIC CAPITAL FUNDS" and the Service Mark or variations thereof in its name and no consent or permission of the Trust shall be necessary for such use; provided, however, that if required by the applicable law of any state, the

Trust shall forthwith grant all requisite consents. The Trust further confirms its understanding and agreement that it shall take such actions as BOHC may reasonably require to protect the rights of BOHC to such name and Service Mark.

      4. The Trust hereby confirms its agreement and understanding that (a) the Trust shall reproduce and include trademark and/or service mark symbols and legends, or other proprietary markings as required by BOHC, whenever the Service Mark is used for any purpose; (b) the Trust shall not use any other trademark, service mark, trade name or logotype in combination with the Service Mark without the prior approval of BOHC; (c) the Trust shall not alter, modify, dilute or otherwise misuse the Service Mark; and (d) the Trust shall not, without the express prior written consent of BOHC, apply for registration, seek to obtain ownership, or contest or challenge BOHC's exclusive ownership of the Service Mark or any similar, related or derivative right, in any state or nation. The provisions of this Section 4 shall survive the expiration or termination of this Agreement, irrespective of the reasons therefor. The Trust acknowledges and agrees that the quality of the services provided by the Trust under the Service Mark shall conform to applicable industry standards for the applicable services and shall be subject to such inspection by BOHC (at such time or times as BOHC may determine in its sole discretion), upon reasonable notice to the Trust, of such materials upon which the Service Mark appears. During the term of this Agreement, the Trust shall furnish at the Trust's expense samples of advertising brochures and other materials bearing the Service Mark for inspection and analysis at least annually, and also as BOHC may reasonably request.

      5. The Trust hereby confirms its agreement, to the fullest extent permitted by law, to indemnify, protect, defend and hold harmless BOHC from and against any and all losses, costs, expenses (including without limitation reasonable attorneys' fees), damages, injuries, liabilities, claims, demands, penalties or causes of action arising out of or relating to any breach by the Trust of this Agreement.

      6. The Trust hereby confirms that it shall promptly notify BOHC of the assertion of any claim that the Service Mark or the Trust's use thereof infringes on the trademark, trade name, service mark, service name, copyright or other proprietary right of any other party, and shall cooperate with and otherwise assist BOHC in the investigation and resolution of any such claim at BOHC's expense. In addition, the Trust shall promptly notify BOHC of any known or suspected use of the Service Mark by others not duly authorized by BOHC. Notification of such infringement shall include all details known by the Trust that would enable BOHC to investigate such infringement. Nothing in this Section 6 shall require BOHC to bring suit for the infringement of the Service Mark. The Trust shall have no right to initiate an action of its own against an alleged infringer without first obtaining the prior express written approval of BOHC. The Trust agrees to fully cooperate with BOHC in prosecution of any action against an infringer, including without limitation the provision of evidence and testimony in such action. In the event that BOHC should attempt to pursue any infringer and obtain a recovery from such infringer, whether by adjudication or settlement, BOHC shall be entitled to retain the entirety of any such recovery to the exclusion of the Trust. BOHC shall not have any liability for failure to pursue an infringer.

      7. The Trust hereby confirms its understanding that the Trust shall have no right to grant to any other person a sublicense to use a name containing the Service Mark, and that the

Trust shall have no right to assign its interest in this Agreement or any part thereof to any other person without the prior written consent of BOHC, which may be withheld in the sole and absolute discretion of BOHC.

      8. The parties acknowledge their agreement that the license provided to the Trust hereunder shall terminate and be of no further force or effect at such time as BOH no longer provides investment advisory services to the Trust or any of its Series, and that the license provided to the Trust for use by any Series hereunder shall terminate with respect to such Series and be of no further force or effect at such time as BOH no longer provides investment advisory services to such Series. In either such event, the Trust confirms that it shall as promptly as practicable take such actions as may be necessary to change its name and/or the names of the Series to names that do not include the name "PACIFIC CAPITAL," or infringe or dilute "PACIFIC CAPITAL."

      9. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may not be amended at any time except by a writing signed by the parties hereto.

      10. All of the terms of this Agreement shall be binding upon, and except as set forth herein shall inure to the benefit of, the successors and assigns of the parties.

      11. BOHC acknowledges that it has received a copy of the Declaration of Trust of the Trust dated ______________. BOHC further acknowledges and agrees that the obligations of the Trust under this Agreement are not binding on any officers, trustees or shareholders of the Trust individually, but are binding only upon the assets and properties of the Trust.

      12. The invalidity or unenforceability of any term or condition in this Agreement does not affect the validity of the rest of the Agreement, and all other terms and conditions remain in full force and effect.

      13. This Agreement shall be construed in accordance with the laws of the State of Hawaii and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without reference to the principles of conflicts of law thereof.

      14. No failure or delay by either party to exercise, and no course of dealing with respect to, any right of such party regarding an obligation of the other party to this Agreement, shall operate as a waiver thereof, unless agreed to in writing by both parties. Any single or partial exercise by either party of any of its rights shall not preclude such party from any other or further exercise of any such right or the exercise of any other right. Any single or partial exercise by either party of any obligation of the other party under this Agreement shall constitute a waiver of such obligation only as specified in such waiver and shall not constitute a waiver of any other obligation.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                BANK OF HAWAII CORPORATION

                                                _______________________________
                                                By: ___________________________

                                                PACIFIC CAPITAL FUNDS

                                                _______________________________
                                                By: ___________________________